Exhibit 99.1

FOR IMMEDIATE RELEASE
Media Contact: Jyllene Miller
(480) 696-7058
jyllene.miller@concentrix.com

SYNNEX Completes Acquisition of The Minacs Group Pte
Concentrix a Top 10 Global Provider

Fremont, CA - Aug. 2, 2016 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced the completion of the acquisition of The Minacs Group Pte, which will be integrated into its Concentrix business segment.
The new combined Concentrix organization will have more than 90,000 Concentrix staff providing services in over 40 languages from 125 delivery centers across six continents. Minacs will continue doing business under its existing name for approximately three months until the rebranding to Concentrix is completed.
“I’m excited to welcome the Minacs staff to the Concentrix family,” said Chris Caldwell, President of Concentrix. “We believe the diverse and talented staff with the complementary footprint and deep domain knowledge will continue to enhance our value proposition in the market place. The acquisition of Minacs continues to build on our vision of being the greatest customer engagement company.”
The acquisition strengthens the company’s position as a Top 10 global provider, provides greater scale and capabilities in a variety of industries and enhances its technology solutions and platforms. For more information, visit www.concentrix.com.
About Concentrix
Concentrix, a wholly owned subsidiary of SYNNEX, has operations across six continents, with approximately 125 delivery centers. It has more than 90,000 employees servicing more than 450 clients in more than 40 languages. The company has a large delivery footprint in India, the Philippines, Europe, Asia/Pacific, North America and South America. Concentrix has expertise in 10 industries and offers enhanced capabilities in customer optimization, process optimization, advanced analytics, enabling technologies and non-voice services. Concentrix delivers services by voice, mobile, social and Web chat across multiple geographies. The company operates with a holistic view that includes all customer touchpoints in an omni-channel approach. For information and recent news, visit www.concentrix.com.
About SYNNEX
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, optimizing supply chains and providing outsourced services focused on customer relationship management. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in 26 countries around the world. Additional information about SYNNEX may be found online at www.synnex.com.
Safe Harbor Statement
Statements in this news release which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding the impact of the transaction on Concentrix’ and SYNNEX’ business and operations, the expected timing of the rebranding of Minacs, the belief that the transaction will enhance Concentrix' value proposition in the marketplace,  and statements that the acquisition strengthens Concentrix' position as a Top 10 global provider, provides greater scale and capabilities and enhances its technology solutions and platforms are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to Concentrix’ ability to successfully integrate the Minacs businesses into its operations, the impact of the acquisition on Concentrix’ and SYNNEX’ operations and financial performance, Concentrix’ ability to compete effectively, and other risks and uncertainties which apply to SYNNEX Corporation, which are detailed in our Form 10-K for the fiscal year ended November 30, 2015 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
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